EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AND

RULE 13A-14(B) OR RULE 15D-14(B)

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), William D. Young, the Chief Executive Officer of Monogram Biosciences, Inc. (the “Company”), and Alfred G. Merriweather, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2007, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2008

/s/ WILLIAM D. YOUNG	/s/ ALFRED G. MERRIWEATHER
William D. Young	Alfred G. Merriweather
Chief Executive Officer	Chief Financial Officer